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Exhibit (a)(1)(E)

MIDSTATES PETROLEUM COMPANY, INC.

Offer to Purchase for Cash
up to 5,000,000 Shares of its Common Stock
at a Purchase Price of $10.00 per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 12, 2019
UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION TIME").

January 14, 2019

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated January 14, 2019 (the "Offer to Purchase") and the related Letter of Transmittal (the "Letter of Transmittal" and, together with the Offer to Purchase, as they may be amended or supplemented from time to time, the "Offer"), by Midstates Petroleum Company, Inc., a Delaware corporation (the "Company"), to purchase for cash up to 5,000,000 shares of its common stock, par value $0.01 per share (the "shares"), at a price of $10.00 per share, without interest, upon the terms and subject to the conditions set forth in the Offer.

        All shares properly tendered before the Expiration Time and not properly withdrawn will be purchased by the Company at the purchase price of $10.00 per share, less any applicable withholding taxes and without interest, on the terms and subject to the conditions of the Offer, including the proration provisions and conditional tender provisions. The Company reserves the right, in its sole discretion, to purchase more than 5,000,000 shares in the Offer, subject to applicable law. Shares not purchased because of proration provisions or conditional tenders will be returned to the tendering stockholders at the Company's expense promptly after the expiration of the Offer. See Section 1 and Section 3 of the Offer to Purchase.

        If the number of shares properly tendered is less than or equal to 5,000,000 shares (or such greater number of shares as the Company may elect to purchase pursuant to the Offer, subject to applicable law), the Company will, on the terms and subject to the conditions of the Offer, purchase all shares so tendered.

        On the terms and subject to the conditions of the Offer, if at the expiration of the Offer more than 5,000,000 shares (or such greater number of shares as the Company may elect to purchase, subject to applicable law) are properly tendered, the Company will buy shares first, on a pro rata basis from all stockholders who properly tender shares, subject to any conditional tenders, and second, if necessary to permit the Company to purchase 5,000,000 shares (or any such greater number of shares as the Company may elect to purchase, subject to applicable law), from holders who have tendered shares subject to the condition that a specified minimum number of the holder's shares are purchased in the Offer, as described in Section 6 of the Offer to Purchase (for which the condition was not initially satisfied, and provided the holders tendered all of their shares) by random lot, to the extent feasible. See Section 1, Section 3 and Section 6 of the Offer to Purchase.

        We are the owner of record (directly or indirectly) of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender shares we hold for your account.

        Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the shares we hold for your account on the terms and subject to the conditions of the Offer.

        Please note the following:

          1.     You may tender your shares at a price of $10.00 per share, as indicated in the attached Instruction Form, without interest.

          2.     You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

          3.     The Offer is not conditioned upon any minimum number of shares being tendered. The Offer is, however, subject to a number of terms and conditions. See Section 7 of the Offer to Purchase.

          4.     The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Tuesday, February 12, 2019, unless the Offer is extended or terminated.

          5.     The Offer is for 5,000,000 shares, constituting approximately 19.7% of the total number of outstanding shares of the Company's common stock.

          6.     Tendering stockholders who are registered stockholders or who tender their shares directly to American Stock Transfer & Trust Company, LLC will not be obligated to pay any brokerage commissions or fees to the Company, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company's purchase of shares under the Offer.

          7.     If you wish to make your tender conditional upon the purchase of all shares tendered or upon the Company's purchase of a specified minimum number of the shares that you tender, you may elect to do so and may thereby avoid possible proration of your tender. The Company's purchase of shares from all tenders that are so conditioned, to the extent necessary, will be determined by random lot. To elect such a condition, complete the section captioned "Conditional Tender" in the attached Instruction Form.

          8.     Any tendering stockholder or other payee who is a U.S. Holder (as defined in Section 14 of the Offer to Purchase) and who fails to complete, sign and return to the Depositary the Form W-9 included with the Letter of Transmittal (or such other Internal Revenue Service form as may be applicable) may be subject to U.S. federal income tax backup withholding of 24% of the gross proceeds paid to the U.S. Holder or other payee pursuant to the Offer, unless such holder establishes that such holder is exempt from backup withholding. In order to avoid backup withholding, any tendering stockholder who is a Non-U.S. Holder (as defined in Section 14 of the Offer to Purchase) must file an appropriate IRS Form W-8, attesting to such stockholder's exemption from backup withholding. The form can be obtained from the IRS website at www.irs.gov. See Sections 3 and 14 of the Offer to Purchase.

          9.     As described in Section 14 of the Offer to Purchase, withholding of 15% of the amount realized will be imposed on a Non-U.S. Holder (including, for this purpose, a foreign partnership) whose ownership of the shares exceeds a certain threshold (the "FIRPTA Withholding"). In order to avoid the FIRPTA Withholding, (1) each U.S. Holder (including a U.S. Holder who is exempt from backup withholding) must submit to the Depositary a properly completed Form W-9 as described above, and (2) each Non-U.S. Holder (including, for this purpose, foreign partnerships) must submit the enclosed FIRPTA Certificate and CHECK BOX 1 certifying that such Non-U.S. Holder's ownership of the shares has not exceeded the requisite threshold. If a Non-U.S. Holder is unable to make the certification in BOX 1 on the FIRPTA Certificate, such Non-U.S. Holder must submit the enclosed FIRPTA Certificate and CHECK BOX 2 certifying that such Non-U.S. Holder shall take necessary steps to ensure that his, her or its broker or other financial or tax advisor withholds, and promptly pays over, an amount necessary to satisfy any applicable FIRPTA Withholding obligations. By participating in the Offer and CHECKING BOX 2 on the FIRPTA

  Certificate, you expressly agree to indemnify and hold the Company harmless for any liability related to any FIRPTA Withholding obligations.

        If any tendered shares are not purchased, or if less than all shares evidenced by a shareholder's certificates are tendered, certificates for unpurchased shares will be returned promptly after the expiration or termination of the Offer or the valid withdrawal of the shares, or, in the case of shares tendered by book-entry transfer at DTC, the shares will be credited to the appropriate account maintained by the tendering shareholder at DTC, in each case at the Company's expense. The Company also expressly reserves the right, in its sole discretion, to purchase additional shares subject to applicable legal and regulatory requirements. See Section 1 of the Offer to Purchase.

        If you wish to have us tender all or any portion of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.

        If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Time. Please note that, unless the Company has already accepted your tendered shares for payment, you may withdraw your tendered shares at any time after 5:00 p.m. New York City time, on Tuesday, March 12, 2019, the 40th business day following the commencement of the Offer.

        The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of the shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, stockholders in any jurisdiction in which the making or acceptance of offers to sell shares would not be in compliance with the laws of that jurisdiction. If the Company becomes aware of any such jurisdiction where the making of the Offer or the acceptance of shares pursuant to the Offer is not in compliance with applicable law, the Company will make a good faith effort to comply with the applicable law. If, after such good faith effort, the Company cannot comply with the applicable law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the stockholders residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on the Company's behalf by the Dealer Manager, or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

        Although the Company's Board of Directors has authorized the Offer, none of the Board of Directors, the Company, the Dealer Manager, the Information Agent or the Depositary, or any of our or their affiliates, has made, and they are not making, any recommendation to you as to whether you should tender or refrain from tendering your shares. The Company has not authorized any person to make any such recommendation. You must make your own decision as to whether to tender any of your shares and, if so, how many shares to tender. In doing so, you should read carefully the information in, or incorporated by reference in, the Offer to Purchase and in the Letter of Transmittal, including the purpose and effects of the Offer. You are urged to discuss your decision with your own tax advisor, financial advisor and/or broker.

        The Company's directors, executive officers and affiliates are entitled to participate in the Offer on the same basis as all other stockholders. The Company does not know whether or to what extent its directors or executive officers will participate in the Offer. Certain of the Company's stockholders who are affiliated with certain members of the Company's Board of Directors (collectively, the "Affiliated Holders") have informed the Company that they may tender shares that they beneficially own in the Offer; however, the Company does not know whether they will tender any, some or all of their shares in the Offer. The Affiliated Holders collectively beneficially owned 9,887,992 shares, or approximately 39% of the issued and outstanding common stock as of January 11, 2019.

INSTRUCTION FORM WITH RESPECT TO
MIDSTATES PETROLEUM COMPANY, INC.

Offer to Purchase for Cash
up to 5,000,000 Shares of its Common Stock
at a Purchase Price of $10.00 per Share

        The undersigned acknowledges receipt of your letter and the enclosed Offer to Purchase, dated January 14, 2019, and the Letter of Transmittal by Midstates Petroleum Company, Inc., a Delaware corporation (the "Company"), to purchase for cash up to 5,000,000 shares of its common stock, par value $0.01 per share (the "shares") at a price of $10.00 per share, without interest, upon the terms and subject to the conditions set forth in the Offer.

        The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

        In participating in the Offer, the tendering stockholder acknowledges that (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase, (2) the tendering stockholder is voluntarily participating in the Offer, (3) the future value of the shares is unknown and cannot be predicted with certainty, (4) the tendering stockholder has received the Offer to Purchase and the Letter of Transmittal, as amended or supplemented, (5) any foreign exchange obligations triggered by the tendering stockholder's tender of shares or the receipt of proceeds are solely his or her responsibility, and (6) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items ("Tax Items") related to the Offer and the disposition of shares, the tendering stockholder acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the tendering stockholder authorizes the Company to withhold all applicable Tax Items that the Depositary or other withholding agent is legally required to withhold. The tendering stockholder consents to the collection, use and transfer, in electronic or other form, of the tendering stockholder's personal data as described in this document by and among, as applicable, the Company, its subsidiaries and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer. No authority herein conferred or agreed to be conferred will be affected by, and all such authority will survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder will be binding upon the heirs, personal and legal representatives, administrators, trustees in bankruptcy, successors and assigns of the undersigned.

        The undersigned understands that the Company holds certain personal information about him or her, including, as applicable, but not limited to, the undersigned's name, home address and telephone number, date of birth, social security number or other identification number, nationality, any shares of common stock held in the Company and details of all options or any other entitlement to shares outstanding in the undersigned's favor, for the purpose of implementing, administering and managing his or her stock ownership ("Data"). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his or her country or elsewhere and that the recipient's country may have different data privacy laws and protections than his or her country. The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom the undersigned held any shares. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the

Offer. The undersigned understands that he or she may, at any time, view Data, request additional information about storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost. The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact the Depositary.

        Number of shares to be tendered by you for the account of the undersigned:                  shares. Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

 CONDITIONAL TENDER
(See Section 6 of the Offer to Purchase and Instruction 12 of the Letter of Transmittal)

        A tendering stockholder may condition his or her tender of shares upon the Company purchasing all or a specified minimum number of the shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder's responsibility to calculate the minimum number of shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for United States federal income tax purposes. Stockholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended United States federal income tax result for any stockholder tendering shares. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional:

  ☐
  The minimum number of shares that must be purchased from me/us, if any are purchased from me/us, is:                  shares.

        If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

  ☐
  The tendered shares represent all shares held by the undersigned.

 ALL STOCKHOLDERS WISHING TO GIVE INSTRUCTIONS PURSUANT
TO THIS INSTRUCTION FORM MUST COMPLETE THE FORM BELOW.

UNDER PENALTY OF PERJURY, THE UNDERSIGNED CERTIFIES AS FOLLOWS (CHECK ONLY ONE BOX):

FIRPTA Certificate for Non-U.S. Holders and Foreign Partnerships	BOX 1

☐

1. On each date on which the tendering stockholder named below acquired a share, the aggregate fair market value of all shares beneficially or constructively owned by such stockholder did not exceed the product of (i) 5% and (ii) the average price of the Company's common stock on such date and (iii) the number of shares of the Company's common stock outstanding on such date;

2. To the best of my knowledge, this statement is true, correct and complete; and

3. I have the authority to sign this document on behalf of the tendering stockholder named below.

BOX 2

☐

I undertake to take necessary steps to ensure that my broker or other financial or tax advisor withholds an amount necessary to satisfy any applicable FIRPTA withholding obligations.

I acknowledge and agree to indemnify and hold the Company harmless for any liability related to FIRPTA Withholding obligations.

Note to Tendering Stockholders:

For information regarding the average price of the Company's common stock and the number of shares of common stock outstanding on a particular day, stockholders should contact Midstates Petroleum Company, Inc. at (918) 947-8550.

The tendering stockholder named below understands that this certification may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment or both.

NAME OF TENDERING STOCKHOLDER:

ADDRESS:

TAXPAYER IDENTIFICATION NUMBER (IF ANY):

SIGNATURE:

DATE:

 ALL STOCKHOLDERS WISHING TO GIVE INSTRUCTIONS PURSUANT
TO THIS INSTRUCTION FORM MUST COMPLETE THE FORM BELOW.

        The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):	Dated:

Name(s):

Taxpayer Identification or Social Security Number:

Address(es):

Daytime Phone Number:	( )	-

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CONDITIONAL TENDER (See Section 6 of the Offer to Purchase and Instruction 12 of the Letter of Transmittal)
ALL STOCKHOLDERS WISHING TO GIVE INSTRUCTIONS PURSUANT TO THIS INSTRUCTION FORM MUST COMPLETE THE FORM BELOW.
ALL STOCKHOLDERS WISHING TO GIVE INSTRUCTIONS PURSUANT TO THIS INSTRUCTION FORM MUST COMPLETE THE FORM BELOW.